Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FOREIGN EXCHANGE CAPITAL HOLDING COMPANY, LLC", CHANGING ITS NAME FROM "FOREIGN EXCHANGE CAPITAL HOLDING COMPANY, LLC" TO "FXCM HOLDINGS, LLC", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 2005, AT 5:53 O'CLOCK P.M.

4065381 8100

060252190

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 4594671

DATE: 03-15-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:18 PM 12/15/2005
FILED 05:53 PM 12/15/2005
SRV 051027521 - 4065381 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: FOREIGN EXCHANGE CAPITAL HOLDING COMPANY, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: The FIRST article of the Certificate of Formation is amended and restated to read as follows:
"The name of the limited liability company formed hereby is: FXCM Holdings, LLC"

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 15 day of December, A.D. 2005.

By: [signature]
Authorized Person(s)

Name: Benjamin Wolff
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